Exhibit 21.1

Subsidiaries of Registrant

Zebra Technologies Corporation, a Delaware corporation (NASDAQ listing: ZBRA)

AirDefense, Inc. (GA Entity), a Georgia corporation

Genuine Zebra Technologies Trading (Shanghai) Co., Ltd. - a PRC limited liability company

Hart Systems, Ltd. - a UK limited private company

Laser Band LLC – a Missouri limited liability company

Metanetics Corporation, a Delaware corporation

Mobile Integrated Technologies, Inc., a Delaware corporation

Symbol Technologies Czech Republic s.r.o., a Czech limited liability company

Motorola Solutions d.o.o., a Serbian limited liability company

Zebra Technologies de Juarez S. de R.L. de C.V., a Mexican corporation

Zebra Technologies de Reynosa, S. de R.L. de C.V., a Mexican corporation

Zebra Technologies Lanka (Private) Limited, a Sri Lanka limited liability company

Zebra Technologies Magyarország Kft., a Hungarian limited liability company

Zebra Technologies Mexico Holdings, Inc., a Delaware corporation

Multispectral Solutions, Inc. – a Delaware corporation

Psion (Shanghai) Wireless Technologies Co., Ltd., a PRC limited liability company

Psion (UK) Limited, a UK limited private company

Psion AB, a Swedish limited liability company

Psion Africa (Proprietary) Limited , a South African limited liability company

Psion ApS, a Danish private limited company

Psion Asia Holdings Pte. Ltd., a Singapore limited liability company

Psion Australia Pty. Limited, an Australian limited liability company

Psion B.V., a Netherlands limited liability company

Psion Canada Holdings Company, a Canadian company

Psion Connect Holdings Limited , a UK limited private company

Psion Connect Limited, a UK limited private company

Psion Consumer Products Limited, a UK limited private company

Psion de Argentina S.A., an Argentinean limited liability company

Psion Digital Limited, a UK limited private company

Psion EMEA SAS, a French limited liability company

Psion Europe S.A.S., a French limited liability company

Psion GmbH, a German limited liability company

Psion Holdings Limited, a UK limited private company

Psion Inc., a Canadian Federal Corporation

Psion Investments Canada, a UK unlimited company with shares

Psion Investments Limited, a UK Limited Private Company

Psion Italia S.r.l., an Italian limited liability company

Psion Mobile Group, S.L., a Spanish limited liability company

Psion N.V., a Belgian private company

Psion Overseas Investments, a UK unlimited company with shares

Psion Property Limited, a UK limited private company

Psion SARL, a Swiss limited liability company

Psion SAS, a French limited liability company

Psion Services Limited, a UK limited private company

Psion Shared Services Limited, a UK limited private company

Psion Systems Inc., a Canadian corporation

Psion Systems India Private Limited, an Indian limited liability company

Psion Teklogix (Israel) Ltd., an Israeli private limited company

Psion Teklogix Asia Pacific Pte. Limited, a Singapore limited liability company

Psion Teklogix do Brasil Ltda, Brazilian limited liability company

Psion Teklogix KK, a Japanese corporation

Psion Teklogix, S.A. de C.V., Mexican limited liability company

Rhomobile, Inc., a Delaware corporation

According to the Pennsylvania website this entity was merged

Symbol Technologies Africa, Inc., a Delaware corporation

Symbol Technologies Asia, Inc., a Delaware corporation

Symbol Technologies Do Brasil S.A., a Brazilian limited liability company

Symbol Technologies Holdings Do Brasil Ltda., a Brazilian limited liability company

SYMBOL TECHNOLOGIES INDIA PRIVATE LIMITED, an Indian limited liability company

Symbol Technologies International, Inc., a Delaware corporation

Symbol Technologies Latin America, Inc., a Delaware corporation

Symbol Technologies S.A.S., a French limited liability company

Symbol Technologies, Inc., a Delaware corporation

Telxon Corporation, a Delaware corporation

Wireless Valley Communications, Inc., a Delaware corporation

Zebra Diamond Holdings Limited, a UK private limited company

Zebra Enterprise Israel Ltd., an Israeli private limited company

Zebra Enterprise Solutions B.V.B.A. (fka WhereNet Europe) - a Belgian limited liability company

Zebra Enterprise Solutions Corp. – (fka WhereNet Corp) a California corporation

Merged Zebra Jersey Holdings I Limited – a Jersey private limited liability company

Zebra Jersey Holdings II Limited – a Jersey private limited liability company

Zebra Luxco I S.a.r.l. – a Luxembourg private limited liability company

Zebra Luxco II S.a.r.l. – a Luxembourg private limited liability company

Zebra Retail Solutions, LLC – a Delaware limited liability company

Zebra Technical Services (Guangzhou) Co., Ltd. - a PRC limited liability company

Zebra Technologies (Hong Kong) Limited, a Hong Kong limited private company

Zebra Technologies (New Zealand) Limited, a New Zealand limited company

Zebra Technologies (Thailand) Ltd. – a Bangkok company (ZT Thailand LLC, ZIH and ZTAP Pte owners)

Zebra Technologies AB—a Swedish corporation

Zebra Technologies Asia Holding Limited - a Mauritius company

Zebra Technologies Asia Pacific, LLC - a Delaware limited liability company

Zebra Technologies Australia Pty Ltd – a Victoria corporation

Zebra Technologies Austria GmbH, an Austrian limited liability company

Zebra Technologies Belgium BVBA, a Belgium limited liability company

Zebra Technologies B.V.—a Netherlands limited liability company

Zebra Technologies Brazil, LLC—a Delaware limited liability company

Zebra Technologies Canada ULC, a Canadian unlimited liability company

Zebra Technologies Colombia S.A.S. – a Colombia limited liability company

Zebra Technologies Columbia, LLC – a Delaware limited liability company

Zebra Technologies de México, S. de R.L. de C.V. - a Mexican limited liability company (w/ ZIH Corp)

Zebra Technologies do Brasil – Comércio de Produtos de Informática Ltda. - a Brazilian limited liability company

Zebra Technologies Enterprise Corporation, a Delaware corporation

Zebra Technologies Enterprise de Mexico, S. de R.L. de C.V., a Mexican limited liability company

Zebra Technologies Enterprise Inc., a Canadian corporation

Zebra Technologies Europe Limited - a private UK company limited by shares

Zebra Technologies Germany GmbH, a German limited liability company

Zebra Technologies Hellas Single Member IKE, a Greek private company

Zebra Technologies MS Holdings, LLC, a Delaware limited liability company

Zebra Technologies India Private Ltd, an Indian limited liability company

Zebra Technologies International, LLC - an Illinois limited liability company

Zebra Technologies Italy S.R.L., an Italian limited liability company

Zebra Technologies Japan Co. Ltd., a Japanese limited company

Zebra Technologies Korea YCH, a Korean private company

Zebra Technologies Latin America, LLC - a Delaware limited liability company